UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2003

ALLIED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-22832 (Commission File Number)	52-1081052 (I.R.S. Employer Identification No.)

1919 Pennsylvania Avenue, N.W.
Washington D.C. 20006
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 331-1112

Item 5. Other Matters.

     On April 23, 2003, Allied Capital Corporation (the “Company”) announced that the United States District Court for the Southern District of New York has dismissed a consolidated securities class action lawsuit against the Company and certain of its officers.

     The lawsuit alleged that the Company and certain of its officers violated certain provisions of the federal securities laws by purportedly misstating the value of certain portfolio investments in its financial statements. The court concluded that the plaintiffs failed to plead facts sufficient to support their claims and, therefore, dismissed the lawsuit in its entirety.

     Specifically, the court ruled that “[t]here is simply no basis [in the Complaint] on which to infer that Allied’s valuation of its investments was in fact incorrect or inflated, and thus no basis to infer that Allied’s accounting policies resulted in fraudulent overvaluation.” The court further held that “[s]ince Allied’s actual valuation policies were public, as was all adverse information about the companies in which Allied had invested, plaintiffs have not alleged that Allied concealed any facts from its investors.” In addition, the court held that plaintiffs had not properly pled that any alleged overvaluation was material.

     The text of the opinion and order, dated April 21, 2003, dismissing the consolidated securities class action lawsuit is included as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Opinion and Order dated April 21, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003	ALLIED CAPITAL CORPORATION

	By:	/s/ Penni F. Roll

Penni F. Roll Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Opinion and Order dated April 21, 2003

4